Exhibit 99.1

China Auto Logistics Regains Nasdaq Compliance With Nasdaq Rules
Following Appointment of Two New Independent Directors

TIANJIN, CHINA, June 8, 2016 / China Auto Logistics Inc. (the "Company" or "CALI") (NASDAQ: CALI), one of the top sellers in China of luxury imported automobiles and a leading provider of auto-related services, announced today it has been notified by the Nasdaq Listings Qualifications Department (“Nasdaq”) that the Company is back in compliance with Nasdaq Listing Rules following the May 27, 2016 election to the CALI board of two new independent directors. As described in CALI’s 8-K filing on May 27, 2016, the newly elected directors are Mr. Lv Fuqi and Mr. Bai Shaohua.

Mr. Tong Shiping, Chairman and CEO of the Company, commented, “We are most fortunate to have been able to attract to our Company two highly accomplished individuals who surely will contribute to CALI’s continuing success. I trust our shareholders join me and our management team in welcoming Mr. Lv and Mr. Bai to our Board of Directors.”

About China Auto Logistics Inc.

China Auto Logistics Inc. is one of China's top sellers of imported luxury vehicles. It also provides a growing variety of "one stop" automobile related services such as short term dealer financing. Future growth is anticipated to come from expansion throughout China of the Company’s Auto Sales business as well as further growth in the Company’s higher margin financing services.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the U.S. Securities and Exchange Commission. We do not undertake any obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Ken Donenfeld
DGI Investor Relations Inc.
kdonenfeld@dgiir.com
Tel: 212-425-5700
Fax: 646-381-9727